UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Materials Pursuant to §240.14a-12

iMergent, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iMergent, Inc.

754 East Technology Avenue

Orem, Utah 84097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 19, 2008

The annual meeting of the stockholders of iMergent, Inc. will be held at 299 South Main, Suite 1400, Salt Lake City, Utah on November 19, 2008 at 12:00 p.m., local time.

The purpose of the meeting is to consider, discuss, vote and act upon the following proposals:

•

To elect 3 Class I directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2010 or until each of their respective successors has been duly elected and qualified;

•

To consider and act upon a proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for our fiscal year ending June 30, 2009;

•

To consider and act upon a proposal to adopt a policy that independent directors shall serve on the Board for no more than ten (10) years; and

•

To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

The items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 26, 2008 may vote at the meeting or any adjournment or postponement of the meeting.

Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

By order of the Board of Directors,

By:	/s/ JEFFREY G. KORN
Jeffrey G. Korn, Secretary

October 7, 2008

iMergent, Inc.

754 East Technology Avenue

Orem, Utah 84097

_____________________

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held November 19, 2008

_____________________

SOLICITATION AND REVOCABILITY OF PROXY

General

We are furnishing you this statement in connection with the solicitation by our Board of Directors of proxies to be voted at an annual meeting of stockholders that our Board of Directors has called for November 19, 2008 at 299 South Main, Suite 1400, Salt Lake City, Utah at 12:00 p.m. local time, and at any and all postponements or adjournments thereof. This proxy statement and the enclosed form of proxy card are being sent to stockholders on or about October 8, 2008.

The purpose of the meeting is to consider, discuss and vote and act on a number of proposals, as follows:

•

To elect three Class I directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2010, or until each of their respective successors has been duly elected and qualified;

•

To consider and act upon a proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for our fiscal year ending June 30, 2009;

•

To consider and act upon a proposal to adopt a policy that independent directors shall serve on the Board for no more than ten (10) years; and

•

To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

We use several abbreviations in this statement. We may refer to our company as “us,” “we,” “iMergent” or the “Company.” The terms “meeting” and “annual meeting” refer to our 2008 Annual Meeting of Stockholders.

The enclosed annual report to stockholders is not to be regarded as proxy soliciting material. If you would like an additional copy of the report, please contact us at 754 E. Technology Avenue, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on September 26, 2008 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting. Only holders of record of our common stock on September 26, 2008 are entitled to vote at the meeting. If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee. Each holder of record of common stock at the close of business on the record date is entitled to one vote per share on each matter to be voted upon by the stockholders at the meeting. As of September 26, 2008, there were 11,449,380 shares of our common stock issued and outstanding.

Voting and Revocability of Proxies

Our Board of Directors is soliciting the accompanying proxy for use at the annual meeting. Shareholders of record as of September 26, 2008 can vote their proxy via one of three ways. It is not necessary to mail your proxy card if you are voting by internet or fax. If you have questions in regards to your proxy, or need assistance in voting, please contact our independent proxy tabulator, Issuer Direct Corp. at 919.481.4005, proxy@iproxydirect.com.

VOTE BY MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
VOTE BY FAX: Please mark, sign and date this proxy card promptly and fax to 202-521-3464.
VOTE BY INTERNET: www.iproxydirect.com

The proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the annual meeting and voting in person, or (3) giving notice of revocation of the proxy at the annual meeting. Attendance at the meeting will not in itself constitute the revocation of a proxy. Prior to the meeting, any written notice of revocation should be sent to iMergent, Inc., 754 East Technology Avenue, Orem, Utah 84097 Attention: Corporate Secretary. Any notice of revocation that is delivered at the meeting should be hand delivered to our secretary before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity. The last valid vote you submit chronologically will supersede your prior vote(s).

Our shares of common stock, represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR approval of the ratification of our independent public accounting firm and AGAINST the adoption of a policy that independent directors shall serve on the Board for no more than ten years. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management. Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Quorum, Voting Requirements and Effect of Abstentions and Non-Votes

At the meeting, the inspector of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. The holders of a majority of the total number of outstanding shares of stock that are entitled to vote at the meeting, at least 5,724,691 shares, must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the annual meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected. Abstentions and broker ‘‘non- votes’’ are not counted for purposes of the election of directors. A “non-vote” occurs, with respect to a proposal, when a broker or nominee holding shares for a beneficial owner does not have discretionary voting power and has not received instructions from the beneficial owner. The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote is required to approve the other proposals. An abstention is counted as a vote against a proposal. A broker ‘‘non-vote’’ is not counted for purposes of approving a proposal. Stockholders have no dissenters’ or appraisal rights in connection with the proposals to be presented at the meeting.

Expense of Solicitation of Proxies

We will pay the cost of soliciting proxies for our annual meeting. In addition to solicitation by mail, our directors, officers and employees, without additional pay, may solicit proxies by telephone, telecopy or in person.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing.

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PROPOSAL I

Election of Directors

———————

At the meeting, three Class I directors are to be elected for a term ending at the annual meeting of our stockholders for the fiscal year ending June 30, 2010, or until each of their respective successors has been duly elected and qualified. Our Bylaws provide for a classified board and two-year staggered terms of the members of our Board of Directors. One-half of the directors are elected at each annual meeting. The Class I directors will serve until our annual meeting of stockholders for the fiscal year ending June 30, 2010.

It is intended that valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to serve as Class I directors. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by the Board of Directors, to the extent consistent with our certificate of incorporation and our bylaws.

Nominees of the Board

Our Board of Directors has nominated the following individuals to serve on our Board of Directors until our annual meeting of stockholders for the fiscal year ending June 30, 2010 or until their respective successors are elected. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Director Name	Age	Class/Term
Donald Danks	51	I /2010
Todd Goergen	36	I/ 2010
David Williams	53	I/ 2010

The Board of Directors recommends a vote “FOR”

all of the incumbent directors identified above.

Information Concerning Directors

Set forth in the table below are the names, ages and positions of each person nominated by the Board for election as a director, each person whose term of office as a Director will continue after the Annual Meeting and each of our current executive officers. With the exception of Brandon and Robert Lewis, who are cousins, none of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Todd Goergen	36	Chairman of the Board of Directors
Craig Rauchle	53	Director
Robert Kamm	51	Director
David Williams	53	Director
Donald Danks	51	Director and Chief Executive Officer
Brandon Lewis	38	Director, President and Chief Operating Officer

Set forth below is a brief description of the business experience for the previous five years of our nominees for director, our incumbent directors and our other executive officers.

Directors Standing for Election

Todd Goergen

Mr. Goergen has been a director of our Company since November 2006 and has served as our Chairman since August 2007. Mr. Goergen has served as Managing Member of Ropart Asset Management, LLC (“RAM”) since 2001. RAM makes direct investments in small to mid-size companies. In addition he is a Managing Member of Ropart Investments, LLC, a private investment partnership. Between 1999 and 2000, Mr. Goergen was the Director of Acquisitions and Corporate Development at Blyth, Inc. From 1994 to 1999, Mr. Goergen was an

Associate/Analyst in the Mergers and Acquisitions Group of Donaldson, Lufkin & Jenrette. Mr. Goergen received his degree in Economics and Political Science in 1994 from Wake Forest University. Mr. Goergen is the Chairman of Digital Traffic Systems, Inc., Chairman of the Board of QCL Holdings, Inc., and Board Member of Heads & Threads International, LLC, Northstar Systems International, Inc. and Visalus Holdings, LLC. Mr. Goergen is a Class I director and his term will expire at the Annual Meeting. He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2010.

Donald Danks

Mr. Danks served as our Chief Executive Officer from January 2001 to May 2002 and has served in this position from July 2003 until the present. He has been a director since January 2001 and was our Chairman from January 2001 until August 2007. He was one of our original investors and is currently one of our largest stockholders. During the five years previous to joining us as our CEO, Mr. Danks was involved in the creation, funding and business development of early-stage technology companies. In addition to attracting inceptive capital for client companies, Mr. Danks assisted in the development of their business plans, helped in the recruitment of senior management, supported the development of the public market for their securities by introducing them to institutional investors and market makers and oversaw ongoing corporate finance needs. Previously, Mr. Danks was the co-founder and President of Prosoft Training.com, (Nasdaq: POSO), a company involved in Internet technology training, education and certification. Mr. Danks holds a B.S. from UCLA. Mr. Danks is a Class I director and his term will expire at the Annual Meeting. He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2010.

David Williams

Mr. Williams has been a director of our Company since May 2008. Since 2004, he has served as the chairman and chief executive officer at Equity Management Group, which provides asset management, tax consulting and financing for EMG-Lakewater LLC. From 1996 to 2004, he acted as an independent consultant in taxation, real estate transactions and venture capital. During his nine year tenure at Wilshire Equities Corp., he served as chief financial officer and tax counsel from 1987 to 1990 and as president from 1990 to 1996. From 1980 to 1987, he rose from a junior to director position at Arthur Young & Co. Mr. Williams is a certified public accountant in California and Nevada and holds a J.D. in law and taxation from the McGeorge Law School at University of the Pacific. He graduated from Stanford University with a masters of science in Engineering Finance and a bachelor of science in biological science with honors. Mr. Williams is a Class I director and his term will expire at the Annual Meeting. He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2010.

Incumbent Directors

Robert Kamm

Mr. Kamm was appointed as a director in September 2005. Mr. Kamm has over 20 years of experience in large and small companies and since February 2003 has been the President, Chief Executive Officer and Board member of Viewpoint Capital, Inc., a provider management consulting, investment banking and real estate financial services.  In addition, since August 2008, Mr. Kamm has been the President/CFO of RealAgile, Inc. a provider of mathematical modeling software for the real estate industry. In addition, Mr. Kamm operated his own investment banking firm from 1987 to 1988 and previously worked in various capacities for TransDecisions, Inc., Union Bank, Ernst & Whinney and General Motors.  Mr. Kamm holds a Masters of Business Administration degree in finance from UCLA and a Bachelor of Science degree in marketing and economics from Alfred University.  Mr. Kamm is a Class II director and his term will expire at the end of our fiscal year ending June 30, 2009.

Brandon Lewis

Mr. Lewis has served as our President since May 2002, as our Chief Operating Officer since June 2003, and prior thereto, since January 2001, he served as our Executive Vice-President for Sales and Marketing. He has served as a director since May 2002. He was Vice-President of Sales and Marketing and Chief Operating Officer of Galaxy Enterprises, Inc. from 1997 until he joined our company after our merger with Galaxy. Prior to Galaxy, Mr. Lewis was Vice-President of Sales and Marketing for Profit Education Systems, Inc., a worldwide marketing and sales organization. Mr. Lewis earned his B.S. degree from Brigham Young University. Mr. Lewis is a Class II director and his term will expire at the end of our fiscal year ending June 30, 2009.

Craig Rauchle

Mr. Rauchle has been a director of our Company since November 2006. Since April 2008, Mr. Rauchle formed The Rauchle Group, LLC which provides business consulting services. Beginning in April 2005, he was President of Inter-Tel, which was acquired in August 2007 by Mitel, and served as President of Mitel US through April 2008. He was previously elected Chief Operating Officer of Inter-Tel in August 2001. Mr. Rauchle was responsible for Inter-Tel’s sales and sales support functions, marketing, procurement, distribution and research and development activities. He was also Senior Vice President and continues as President of Inter-Tel Technologies, Inc., a wholly owned sales subsidiary. Mr. Rauchle joined Inter-Tel in 1979 as Branch General Manager of the Denver Direct Sales Office and in 1983 was appointed the Central Regional Vice President and subsequently the Western Regional Vice President. From 1990 to 1992, Mr. Rauchle served as President of Inter-Tel Communications, Inc. Mr. Rauchle holds a Bachelor of Arts degree in Communications from the University of Denver.  Mr. Rauchle is a Class II director and his term will expire at the end of our fiscal year ending June 30, 2009.

CORPORATE GOVERNANCE

Board Meetings

During 2008, the Company’s Board of Directors met five times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he served. All of our directors are invited to attend our annual meeting of stockholders. Mr. Williams was appointed to the Board in May 2008 and consequently did not attend meetings prior to that date.

Information About Committees of the Board of Directors

Our Board of Directors has established three committees, the Audit Committee, comprised of Messrs. Kamm, Goergen and Williams, the Compensation Committee comprised of Messrs. Goergen, Rauchle and Kamm, and the Nominating Committee, comprised of Messrs. Kamm, Goergen, Williams and Rauchle. Our Board of Directors has determined that each of these persons is “independent” under the rules of the American Stock Exchange and applicable regulatory requirements.

Audit Committee

Robert Kamm serves as Chairman of our Audit Committee. The Audit Committee held four meetings during fiscal 2008 and operates under a charter adopted by our Board of Directors on March 23, 2004 and amended and restated on August 9, 2006. The charter is available on our website at www.imergentinc.com. The Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors' judgments about the quality of our accounting policies and procedures, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities. The Audit Committee has established a policy requiring its review and pre-approval of all audit, review and attest engagements and permitted non audit services to be performed by our independent auditors. The policy allows the Audit Committee to delegate pre-approval authority to one or more Audit Committee members, and requires any such member or members to present any decision made pursuant to delegated authority at the next Audit Committee meeting. The Audit Committee may establish additional or other procedures for the approval of audit and non-audit services that our independent auditors perform.

The Company's Board of Directors has determined that Robert Kamm, Chairman of the Company's Audit Committee, qualifies as an "Audit Committee Financial Expert" under applicable rules of the Securities and Exchange Commission.

Compensation Committee

Todd Goergen serves as Chairman of our Compensation Committee. The Compensation Committee held one meeting during fiscal 2008 and evaluates the performance of senior executives, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.imergentinc.com.

Nominating Committee

On December 3, 2003, our Board of Directors established a Nominating Committee. Craig Rauchle was appointed as Chairman of the Nominating Committee in November 2006. The Nominating Committee, which held one meeting during fiscal 2008, reviews and suggests candidates for election or appointment to the Board of Directors, and operates pursuant to a charter, a current copy of which is posted on our website at www.imergentinc.com. The Nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of Board members. The Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third-party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee will consider nominees recommended by security holders of the Company. When considering a potential candidate for membership on the Board of Directors, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment and shall be expected to effectively interact with other members of the Board of Directors to serve the long-term interests of the Company and its stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in the Company’s industry or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The procedures to be followed by security holders in submitting such recommendations are described below in the section entitled “Submission of Security Holder Recommendations for Director Candidates.”

Independence of the Board of Directors

As required under the American Stock Exchange (“AMEX”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the AMEX, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable AMEX listing standards: Mr. Goergen, Mr. Kamm, Mr. Williams and Mr. Rauchle. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Donald Danks, Chief Executive Officer, and Brandon Lewis, President and Chief Operating Officer, are not independent directors by virtue of their employment with the Company.

Code of Business Conduct

The Company has adopted a code of business conduct and ethics applicable to the Company's directors, officers and employees. A copy of this code is posted on the Company's website at www.imergentinc.com. In the event that we amend or waive any of the provisions of such code applicable to our Chief Executive Officer, Chief Accounting/Financial Officer or Controller, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Certain Relationships and Related Transactions

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company and related persons. The Company has adopted policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $10,000, and a related person has a direct or indirect material interest. The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed $10,000;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed $10,000;

•

compensation to executive officers determined by the Compensation Committee;

•

compensation to directors determined by the Board;

•

transactions in which all security holders receive proportional benefits; and

•

banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

Transactions involving related persons that are not included in one of the above categories are reviewed by the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

Although no reportable transactions occurred during fiscal 2008, as discussed in “Director Compensation” below, Mr. Rauchle was paid $10,000 for consulting fees during fiscal 2008. There were no reportable transactions during fiscal 2007.

Stockholder Communications

Stockholders and other interested parties who wish to communicate with non-management directors of the Company shall send their correspondences to: iMergent Non Management Directors, iMergent, Inc., 754 East Technology Avenue, Orem Utah 84097, or by email to nonmanagementdirectors@imergentinc.com. All communications are forwarded directly to the appropriate non-management director.

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for Director candidates must be submitted in writing to the Secretary of the Company, Jeffrey Korn, at 754 East Technology Avenue, Orem, UT 84097, who will forward all recommendations to the Nominating Committee. All security holder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting. All security holder recommendations for Director candidates must include (1) the name and address of record of the security holder, (2) a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, (5) a description of all arrangements or understandings between the security holder and the proposed Director candidate, (6) the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the Proxy Statement, and to serve as a Director if elected, and (7) any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Todd Goergen, Chairman, Craig Rauchle and Robert Kamm. No interlocking relationships existed between our Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

Director Compensation

Non-employee directors receive a combination of cash and equity as compensation for their service. The annual pay package for directors is designed to attract and retain highly qualified professionals to represent our stockholders. We also reimburse our directors for travel, lodging and related expenses they incur on company-related business, including board and committee meetings. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by our directors. Directors who are also employees receive no additional compensation for serving on the board. For fiscal 2008, non-employee director compensation consisted of the following.

Cash Compensation. For the fiscal year ended June 30, 2008, all of our non-employee directors received a monthly cash retainer of $2,000. The Chairman of the Board received an additional monthly cash retainer of $2,167.

Stock Options. On July 20, 2007, each of the then-serving non-employee directors (Messrs. Goergen, Rauchle, and Kamm) received an award of an option to purchase 10,000 shares of common stock. These options vested immediately upon grant. In conformity with SFAS No. 123(R), these options to non-employee directors were valued at the closing stock price on the date of the grant which was $24.43 per share.

The following table summarizes the compensation earned by and paid to our non-employee directors for the fiscal year ended June 30, 2008:

	Fees Earned or Paid in Cash		Option Awards (1)		All Other Compensation		Total
Todd Goergen	$45,667		$102,630	(2)	$––		$148,297
Craig Rauchle	24,000		102,630	(2)	10,000	(4)	136,630
Robert Kamm	24,000		102,630	(2)	––		126,630
David Williams	3,667	(5)	––	(3)	––		3,667

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(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with SFAS No. 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements for the fiscal year ended June 30, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 4, 2008.

(2)

As of June 30, 2008, Messrs. Goergen, Rauchle, and Kamm had common stock options outstanding to purchase an aggregate of 30,000 shares each.

(3)

As of June 30, 2008, Mr. Williams did not have any common stock options outstanding.

(4)

During June 2008, Mr. Rauchle earned $10,000 in consulting fees related to the development of potential marketing strategies for the Company’s StoresOnline products to the SMB market.

(5)

Mr. Williams has been a director of our Company since May 5, 2008.

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PROPOSAL II

Ratification of Appointment of Independent Registered Public Accounting Firm

———————

At the meeting we will ask the stockholders to ratify the appointment of Tanner LC as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending June 30, 2009. A representative of Tanner LC is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and respond to questions.

Stockholder ratification of the selection of Tanner LC as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of Tanner LC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the 2008 Annual Meeting will be required to approve this proposal.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

Fees of Independent Registered Public Accounting Firm

We have set forth below the aggregate fees billed for professional services rendered to us by Tanner LC in connection with our fiscal years ended June 30, 2008 and 2007. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

		2008	2007
(1)	Audit Fees (audit of our annual financial statements, reviews of our quarterly financial statements, reviews of our SEC filings and correspondence with the SEC)	$453,890	$458,000

(2)	Audit Related Fees (audit of Company’s 401(k) plan)	17,422	18,750

(3)	Tax Fees (domestic tax compliance)	79,825	36,000

(4)	All Other Fees	––	––

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services. Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and for de minimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such de minimus projects. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next meeting.

———————

PROPOSAL III

Adopt a policy that independent directors shall serve on the Board for no more than ten (10) years

———————

At the meeting we will present to the stockholders a proposal we are required to present that independent directors shall serve on the Board for no more than ten (10) years.

In a settlement with “Derivative Plaintiffs” consolidated in the case In Re Imergent, Inc. Shareholder Derivative Litigation Filed in the Third Judicial District Court In And For Salt Lake County, State Of Utah. The Company agreed to present this proposal to the stockholders at the next annual meeting of stockholders after completion of the settlement. The Board of Directors does not believe that this is necessary corporate governance or that adoption of this proposal is in the best interest of the Stockholders.

Adoption of this proposal would require the Company to seek to amend its Charter to allow implementation of this requested proposal.

The Board of Directors recommends a vote “Against” the proposal that independent directors shall serve on the Board for no more than ten (10) years.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth, as of September 26, 2008, the number of shares of common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including: (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock; (ii) each director and nominee; (iii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Except as otherwise noted below, the address of each of the persons in the table is c/o iMergent, Inc., 754 East Technology Ave., Orem, Utah 84097.

Name of Beneficial Owner	Shares Owned	Number of Outstanding Warrants and Options (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned
Wellington Management Co. LLP 75 State Street Boston, MA 02109	843,784	––	843,784	7.4%
Steven Mihaylo P.O. Box 19790 Reno, NV 89511	2,400,000	––	2,400,000	21.0%
Goldman Capital Management, Inc. 220 East 42nd Street New York, NY 10017	678,100	––	678,100	6.0%
Gruber & McBaine Capital Management LLC 50 Osgood Place, Penthouse San Francisco, CA 94133	463,225	––	463,225	4.1%
Donald Danks	578,771	––	578,771	5.1%
Brandon Lewis	210,033	130,340	340,373	3.0%
Todd Goergen	255,000	30,000	285,000	2.5%
David Rosenvall	90,484	43,805	134,289	1.2%
Robert Lewis	36,081	31,444	67,525	*
Craig Rauchle	10,100	30,000	40,100	*
Robert Kamm	5,000	30,000	35,000	*
David Williams	10,000	––	10,000	*
All current directors and executive officers as a group (8 persons)	1,195,469	295,589	1,491,058	13.0%

———————

*

Less than one percent.

(1)

Reflects warrants or options that will be exercisable or vested, as the case may be, as of September 26, 2008, or within 60 days thereafter.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following September 26, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) for the 2008 fiscal year were timely filed.

EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of each of our executive officers as of September 26, 2008 are set forth below:

Name	Age	Position
Donald Danks	51	Chief Executive Officer
Brandon Lewis	38	President, Chief Operating Officer
Robert Lewis	37	Chief Financial Officer
David Rosenvall	42	Chief Technology Officer

Donald Danks - For a brief biography on Mr. Danks, please see “Proposal One — Election of Directors.”

Brandon Lewis - For a brief biography on Mr. Brandon Lewis, please see “Proposal One — Election of Directors.”

Robert Lewis - Mr. Robert Lewis has served as our Chief Financial Officer since February 2004. Prior to that, he served from December 2003 to February 2004 as Director of Finance of iMergent, Inc. Prior to that, he held various positions of increasing responsibility at PricewaterhouseCoopers LLP from 1994 to November 2003. Most recently he was a Senior Manager in the Technology, InfoComm and Entertainment Industry Group at PricewaterhouseCoopers LLP.  Mr. Lewis earned his Bachelor of Science degree in Accounting from Brigham Young University and is a CPA. Mr. Lewis is a first cousin to Brandon Lewis, our President and Chief Operating Officer.

David Rosenvall - Mr. Rosenvall was appointed as our Chief Technology Officer in February 2001. Prior thereto, he served as our Chief Architect from September 1999. He initially joined us in November 1998 in connection with our acquisition of StoresOnline.com. From September 1997 to December 1998, Mr. Rosenvall was president of Spartan Multimedia in Calgary, Alberta, Canada, and from January 1995 to August 1997, he was Vice-President for Research and Development at Xentel, another Calgary company. Mr. Rosenvall holds a Bachelor of Science degree in Mechanical Engineering from the University of Calgary and an M.B.A. from Brigham Young University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our primary objectives are to:

1.

provide outstanding e-commerce technology, training and a variety of web-based technologies and resources to entrepreneurs and small businesses to help decrease the risks associated with e-commerce implementation;

2.

provide our customers with support and information regarding industry developments; and

3.

provide value to stockholders.

Our executive compensation programs are designed to attract, retain, motivate, and reward talented and successful individuals in accomplishing our objectives noted above. As explained below, we offer various short-term incentives, long-term incentives, benefits, and other forms of compensation, all of which are intended to encourage our executives to dedicate significant efforts toward achieving these objectives and increasing stockholder value over the long term.

We believe our executive compensation practices affect a significant percentage of our employees, many of whom are aware of the compensation received by our senior executives and are aware of Company objectives, rewards, and expectations. Consequently, we strive to anticipate the impact of our executive compensation decisions on our workforce, and we consider these anticipated impacts as we make executive compensation decisions. This discussion will focus on our objectives, principles, practices, and decisions with regards to the compensation of our following named executive officers (the “NEOs”):

•

Donald Danks, Chief Executive Officer;

•

Robert Lewis, Chief Financial Officer;

•

Brandon Lewis, President and Chief Operating Officer; and

•

David Rosenvall, Chief Technology Officer.

COMPENSATION OBJECTIVES, PROCEDURES, PRACTICES AND ELEMENTS

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to help create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

•

We believe that retaining experienced, competent, goal-oriented executives and that minimizing executive turnover is in our stockholders’ best interests;

•

We believe that a portion of our executives’ compensation should be tied to measures of performance of the business as a whole and that such measures of performance should be non-discretionary;

•

We believe that a portion of our executives’ compensation should be tied to measures of performance within the executive’s specific job responsibilities and that those measures should be as non-discretionary as possible;

•

We believe that the interests of executives should be linked with those of stockholders through the risks and rewards of owning our stock;

•

We believe that a meaningful portion of each executive’s bonus, long-term incentives, and merit increases will vary based upon individual performance;

•

We believe that each executive’s performance against corporate and individual objectives for the previous year should be periodically reviewed, directly with either our President or Chief Executive Officer, and that the difficulty of achieving desired results in any particular year must be considered; and

•

We believe that we should consider the ability of each executive to support our long-term performance goals; as well as each executive’s ability to fulfill their management responsibilities and their ability to work with and contribute to our executive management team.

Executive Compensation Procedures

In conjunction with our efforts to achieve the executive compensation objectives and implement the underlying compensation principles described above, we follow the procedures described below:

Role of the Compensation Committee

The Compensation Committee (the “Committee”) has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of the NEOs. Under the direction of the Committee, Mr. Robert Lewis and Mr. David Rosenvall review their compensation packages with Mr. Brandon Lewis annually. During this review, measures, targets and similar items that affect compensation are discussed and agreed upon. Mr. Brandon Lewis then provides the recommendations to Mr. Donald Danks who provides the recommendations to the Compensation Committee.

Mr. Brandon Lewis reviews his compensation package with Mr. Donald Danks annually. During this review, measures, targets and similar items that affect his compensation are discussed and agreed upon. Mr. Danks then provides the recommendations to the Compensation Committee. Mr. Danks reviews his own compensation package with the Compensation Committee directly.

Mr. Brandon Lewis and Mr. Donald Danks do not attend Compensation Committee meetings.

The Committee may consider these recommendations, but ultimately has discretion to make compensation decisions relating to our executive management. The Committee approves all compensation decisions relating to our Chief Executive Officer and other NEOs.

The Committee typically meets shortly after the end of our fiscal year to consider NEO base salaries and bonus targets for the coming year. At that meeting, the Committee also reviews the status of long-term incentives available to our NEOs (i.e. options to purchase our common stock) and considers whether any additional long-term incentive awards are appropriate. The Committee makes all decisions regarding bonuses and merit increase recommendations.

Each year, senior management prepares a business plan and establishes Company goals. The Compensation Committee reviews, modifies (if necessary), occasionally sets, and ultimately approves these goals, which are then incorporated into the business plan. Individual NEOs set goals which are directly linked to Company goals. Periodically throughout the year, the Compensation Committee compares individual and Company goals against actual circumstances and accomplishments. The Compensation Committee may revise individual or Company goals if circumstances warrant.

The Committee relies on its judgment in making compensation recommendations and decisions after reviewing the Company’s overall performance and evaluating each executive’s performance against established goals, leadership ability, responsibilities within the Company, and current compensation arrangements. The compensation program for NEOs and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (a) “Non-Employee Directors” for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Elements of our Compensation Programs; What our Compensation Programs are Designed to Award and Why We Choose Each Element

Elements of Compensation.  We implement the executive compensation objectives and principles described above through the use of the following elements of compensation, each of which is described more fully below:

•

Base Salary

•

Company Operating Performance Bonus

•

Individual Performance Bonus

•

Stock Option Awards

•

Retirement Benefits

•

Other Personal Benefits

The Compensation Committee evaluates overall compensation levels for each executive in relation to other executives within the Company and in relation to the executives’ prior year compensation. The Committee also considers competing offers made to executive officers, if any. The Committee considers each element of compensation collectively with the other elements when establishing the various forms and levels of compensation for each NEO. The Committee approves compensation programs which it believes are competitive with our peers, such that the combination of base pay and performance-based bonuses results in an aggregate rate of cash salary, bonus compensation, equity awards and other benefits for our NEOs within competitive market standards.

In determining long-term equity awards to executives, the Committee considered total equity awards available under the 2003 Equity Incentive Plan, the number of equity awards to be granted to each executive in relation to other executives, the overall compensation objective for each executive, and the number and type of awards to executives in prior years.

The Compensation Committee believes that a significant portion of the executives’ compensation should be based upon Company operating performance and awards bonuses proportionate to those executives whom the Compensation Committee determines have the greatest impact on operating performance. Additionally, the Compensation Committee awards bonuses to executives based upon individual performance within the executive’s responsibilities in attaining the Company’s primary objectives noted above.

Base Pay. Base salaries of the NEOs are set at levels that we believe are generally competitive with our market peers so as to attract, reward, and retain executive talent. We may opt to pay higher or lower amounts depending on individual circumstances. The Committee sets the base pay of the President and the other NEOs after reviewing recommendations from our President and our Chief Executive Officer. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility, and other factors.

Company Operating Performance Bonus. We believe the best way to provide value to stockholders is through the earnings of the Company. We maintain a bonus program for our NEOs which is intended to reward short-term performance, help attract and retain executives and incentivize them to provide value to stockholders through the earnings of the Company. Under the bonus plan, NEOs are eligible to receive a cash bonus following the conclusion of each fiscal quarter, contingent on the attainment during the fiscal year of targeted net dollar volume of contracts written and non-GAAP pre-tax operating income, as defined.

Bonus amounts are paid quarterly and are typically based upon the percentage of the actual non-GAAP pre-tax income earned by the Company compared to budgeted non-GAAP pre-tax income. The targeted bonus is increased or decreased if the Company exceeds or fails to meet its non-GAAP pre-tax income objectives. The payment of bonuses to the NEOs is made after the Committee reviews the results of the Company’s operating performance and the announcement of the Company’s quarterly earnings and filing of the periodic reports on Form 10-K or Form 10-Q, as applicable.

Company operating performance bonus amounts earned for fiscal 2008 are reported under the heading “Non-Equity Incentive Plan” in the Summary Compensation Table for this year.

Individual Performance Bonus. Individual performance bonuses are designed to incentivize executives in the attainment of our primary objectives listed above.

Mr. Brandon Lewis, our President and Chief Operating Officer, is responsible for revenue generation and diversification. We believe these efforts lead product and service development and innovation and provide value to stockholders by diversifying and increasing the Company’s revenues. Consequently, to incentivize Mr. Brandon Lewis in these efforts, he receives a non-discretionary monthly bonus based upon profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties.

Mr. Robert Lewis, our Chief Financial Officer, has general responsibility for the Company’s accounting, finance, and human resource functions. We believe that establishing and maintaining disclosure controls and procedures and internal controls over financial reporting provide value to stockholders. Consequently, Mr. Robert Lewis receives a discretionary bonus based upon the maintenance of disclosure controls and procedures and internal controls over financial reporting and the completion of certain projects within the functions of his responsibility. He also has general responsibility for our customer service department and receives a non-discretionary bonus based upon customer service levels and customer satisfaction statistics.

Mr. David Rosenvall, our Chief Technology Officer, receives a discretionary bonus based upon the development of e-commerce and web-based technologies to be sold and used by customers and the completion of internal reporting projects and tools.

Individual performance bonus amounts earned for fiscal 2008 are reported under the heading “Non-Equity Incentive Plan” in the Summary Compensation Table for this year.

Stock Option Awards. The Committee grants discretionary, long-term equity awards to our NEOs under our 2003 Equity Incentive Plan (the “Plan”). These awards have historically been in the form of stock options. The Committee believes that stock option awards align the interests of NEOs with the interests of stockholders and will incentivize the NEOs to provide stockholder value. The Committee believes that such grants provide long-term performance-based compensation, help retain executives through the vesting periods, and serve to align management and stockholder interests. In making awards under the Plan, the Committee considers grant size. Options vest only to the extent that the NEO remains a Company employee through the applicable vesting dates, typically monthly over three years. We believe the three-year vesting schedule assists in retaining executives and encourages the NEOs to focus on long-term performance.

We have granted stock options to NEOs with an exercise price equal to the closing price per share on the date of the grant. We do not grant options with an exercise price below 100% of the trading price of the underlying shares of common stock on the date of grant. Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the NEO’s employment continues with us until the vesting date.

In granting stock options to the NEOs, we also consider the impact of the grant on our financial performance, as determined in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). For share-based equity awards, we record expense in accordance with SFAS No. 123(R). The amount of expense we record pursuant to SFAS No. 123(R) may vary from the corresponding compensation value we use in determining the amount of the awards.

Retirement and Other Personal Benefits. All of our NEOs receive similar retirement and other personal benefits. Our Company sponsors the iMergent, Inc. Retirement Savings Plan (the “401(k) Plan”) for eligible employees. Our NEOs participate in the 401(k) plan. The 401(k) Plan is a broad-based, tax-qualified retirement plan under which eligible employees, including the NEOs, may make annual pre-tax salary reduction contributions, subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”). The Company makes matching contributions under the 401(k) Plan on behalf of eligible participants, including the NEOs, at the rate of 50 percent of each participating NEO’s salary up to a 6 percent deferral, with a three-year vesting schedule for the matched portion. Matching contributions are subject to non-discrimination requirements imposed by the IRS. The 401(k) Plan is intended to help us attract and retain qualified executives through the offering of competitive employee benefits. We do not maintain any other pension or retirement plans for the NEOs.

We provide other traditional benefits and limited perquisites to our NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table. The Compensation Committee believes that these benefits, which are detailed in the Summary Compensation Table for the year under the heading “All Other Compensation”, are reasonable, competitive, appropriate, and consistent with our overall executive compensation program. Other than Company contributions to the 401(k) Plan, these benefits consist principally of employer-paid premiums on health insurance, and personal automobile, and mobile phone communications plan.

Compensation of Donald Danks, Chief Executive Officer. Mr. Danks is primarily responsible for investor relations activities and the general management of our NEOs. The Compensation Committee has determined that the most appropriate compensation for Mr. Danks is a base salary similar to the other NEOs, other than Mr. Brandon Lewis. Mr. Danks also receives retirement and other personal benefits similar to the other NEOs. Mr. Danks does not participate in any non-equity incentive plans as he is indirectly and not directly responsible for the operating performance of the Company, the development of the Company’s products and services or customer support. Due to an agreement Mr. Danks entered into during fiscal 2001 with the former owners and management of the Company, he does not receive stock option awards or other equity compensation. The Compensation Committee believes Mr. Danks’ interests are directly aligned with the interests of the stockholders because of Mr. Danks’ significant equity holdings in the Company.

On August 27, 2007, the Board of Directors accepted Mr. Danks’ resignation as the Chairman of the Board of the Company, and determined not to grant a salary increase to Mr. Danks or award him any compensation increases for at least the remainder of calendar year 2007. As a result of the Company not meeting its non-GAAP pre-tax income budget, Mr. Danks did not receive any compensation increases during the remainder of fiscal 2008.

Employment Agreement and Compensation of Brandon Lewis, President and Chief Operating Officer. On July 3, 2007, we entered into an employment agreement with Mr. Brandon Lewis. The agreement was effective April 1, 2007 and terminates on March 31, 2009. Prior to this agreement, Mr. Brandon Lewis did not have an employment agreement with us.

Mr. Brandon Lewis received a one-time payment of $375,000 in exchange for his agreement to enter into certain non-compete and non-solicitation clauses in the agreement. Mr. Brandon Lewis is paid a base annual salary of $400,000 and may earn a bonus of $100,000 per quarter contingent on the attainment during the fiscal year of targeted net dollar volume of contracts written and non-GAAP pre-tax income described in “Company Operating Performance Bonus” above. In the event that actual net dollar volume of contracts written or non-GAAP pre-tax income is below the targeted amounts, Mr. Brandon Lewis is not eligible to receive the quarterly bonus. In the event that actual net dollar volume of contracts written and non-GAAP pre-tax income exceeds targeted amounts, he does not receive any amount in excess of $100,000 per quarter.

Mr. Brandon Lewis may receive additional monthly bonuses equal to 1% of profits from sales which are not generated at either a preview or workshop presentation and 3% of profits earned by the Company from revenue of new business which the Company may from time to time sell which is originally licensed or otherwise provided from third parties. The monthly bonuses are capped at $200,000 in any fiscal quarter of the Company. The agreement also provides that Mr. Brandon Lewis shall be granted options or other equity compensation under the Company’s equity compensation plan on at least an annual basis, subject to Board approval, which approval shall not be unreasonably withheld.

The agreement may be terminated by us with or without cause. If we terminate the agreement without cause, we shall pay Mr. Lewis an amount equal to his base salary plus quarterly bonuses (but not monthly bonuses) for the prior 12 months.

The Compensation Committee believes that Mr. Brandon Lewis’ roles and responsibilities have the most significant impact on the Company’s earnings and the attainment of the Company’s primary objectives. During the development of Mr. Brandon Lewis’ compensation agreement, the Compensation Committee also considered his vast experience with the Company and in the seminar industry, his working relationships with our marketing partners, the ability and cost to replace him and the potential compensation he could receive at other competing companies. Consequently Mr. Brandon Lewis is compensated more than the other NEOs within the Company.

Compensation of Robert Lewis, Chief Financial Officer. Mr. Robert Lewis, our Chief Financial Officer, has general responsibility for the Company’s accounting, finance, human resource, and customer support functions. Mr. Lewis receives a base salary similar to the other NEOs, other than Mr. Brandon Lewis. Mr. Lewis also receives retirement and other personal benefits similar to the other NEOs. Mr. Robert Lewis receives stock options or other equity compensation similar to Mr. David Rosenvall.

Mr. Robert Lewis also receives a quarterly company operating performance bonus of $15,000 contingent on the attainment during the fiscal year of budgeted net dollar volume of contracts written and non-GAAP pre-tax income described in “Company Operating Performance Bonus” above. In the event that actual net dollar volume of contracts written or non-GAAP pre-tax income is below the budgeted amounts, Mr. Robert Lewis is eligible to receive the quarterly bonus up to the percentage that the budgeted amount of non-GAAP pre-tax income was met. In the event that actual net dollar volume of contracts written or non-GAAP pre-tax income exceeds budgeted amounts, he does not receive any amount in excess of $15,000 per quarter.

The Compensation Committee believes that establishing and maintaining disclosure controls and procedures and internal controls over financial reporting provide value to stockholders. Consequently, Mr. Robert Lewis receives a discretionary monthly bonus of $2,000 based upon the maintenance of disclosure controls and procedures and internal controls over financial reporting and the completion of certain projects within the accounting, finance, and human resource functions of his responsibility.

Mr. Robert Lewis also receives a monthly non-discretionary bonus based upon customer service and customer satisfaction statistics. Mr. Robert Lewis receives a monthly non-discretionary bonus up to $1,000 based upon customer service levels reaching 93% to 100%. He does not receive this monthly bonus if the customer service levels are below 93%. Mr. Robert Lewis also receives a monthly non-discretionary bonus up to $2,417 based upon customer satisfaction levels reaching 4.0 to 5.0 on a scale of 1 to 5. He does not receive this monthly bonus if the customer satisfaction levels are below 4.0.

Compensation of David Rosenvall, Chief Technology Officer. Mr. David Rosenvall, our Chief Technology Officer, has general responsibility for the development of e-commerce and web-based technologies to be sold and used by customers and the completion of internal reporting projects and tools. Mr. Rosenvall receives a base salary similar to the other NEOs, other than Mr. Brandon Lewis. Mr. Rosenvall also receives retirement and other personal benefits similar to the other NEOs. Mr. Rosenvall receives stock options or other equity compensation similar to Mr. Robert Lewis.

The Compensation Committee believes that Mr. Rosenvall’s efforts have a significant impact on the development of the Company’s products and internal reports but does not have a direct impact on the Company’s operating performance. Consequently, the Compensation Committee has assigned a significant portion of Mr. Rosenvall’s compensation as a quarterly discretionary bonus of $31,250 based upon the development of e-commerce and web-based technologies to be sold and used by customers and the completion of internal reporting projects and tools.

Mr. Rosenvall also receives a quarterly company operating performance bonus of $6,250 contingent on the attainment during the fiscal year of budgeted net dollar volume of contracts written and non-GAAP pre-tax income described in “Company Operating Performance Bonus” above. In the event that actual net dollar volume of contracts written or non-GAAP pre-tax income is below the budgeted amounts, Mr. Rosenvall is eligible to receive the quarterly bonus up to the percentage that the budgeted amount of net dollar volume of contracts written was met. In the event that actual net dollar volume of contracts written or non-GAAP pre-tax income exceeds budgeted amounts, he does not receive any amount in excess of $6,250 per quarter.

Deductibility of Executive Compensation.  Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to its Chief Executive Officer during a tax year or to any of its four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the stockholders).

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. In certain situations, the Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Todd Goergen, Chair

Craig Rauchle

Robert Kamm

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs for the fiscal years ended June 30, 2008 and 2007.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan		All Other Compensation		Total
Don Danks	2008	$190,000	$—	$—	$—		$25,754	(5)	$215,754
Chief Executive Officer	2007	$190,000	$—	$—	$—		$24,942	(5)	$214,942

Robert Lewis	2008	$175,000	$—	$176,135	$68,579	(2)	$$24,199	(6)	$443,913
Chief Financial Officer	2007	$172,500	$—	$119,995	$101,484	(2)	$24,562	(6)	$418,541

Brandon Lewis	2008	$400,000	$—	$296,553	$387,742	(3)	$32,634	(7)	$1,116,929
President, Chief Operating Officer	2007	$275,000	$—	$240,156	$475,574	(3)	$410,786	(7)	$1,401,516

David Rosenvall	2008	$175,000	$—	$148,277	$139,551	(4)	$27,257	(8)	$490,085
Chief Technology Officer	2007	$149,039	$—	$88,463	$143,750	(4)	$$20,797	(8)	$402,049

———————

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with SFAS No. 123(R). Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in notes to our consolidated financial statements for the fiscal year ended June 30, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 4, 2008.

(2)

Non-equity incentive plan compensation for Mr. Robert Lewis consists of non-discretionary bonus based upon actual non-GAAP pre-tax operating income compared to budgeted non-GAAP pre-tax operating income of $8,909 and $60,000 for fiscal 2008 and 2007 respectively, non-discretionary bonus dependent upon actual customer service statistics of $11,000 and $11,000 for fiscal 2008 and 2007 respectively, non-discretionary bonus dependent upon actual customer satisfaction statistics of $24,670 and $18,484 for fiscal 2008 and 2007 respectively, and discretionary bonus dependent upon maintaining disclosure controls and procedures and internal controls of financial reporting and completion of certain accounting, finance and human resource projects of $24,000 and $12,000 for fiscal 2008 and 2007 respectively.

(3)

Non-equity incentive plan compensation for Mr. Brandon Lewis consists of non-discretionary bonus dependent upon net dollar volume of contracts written and non-GAAP pre-tax operating income of $0 and $343,750 for fiscal 2008 and 2007 respectively, and non-discretionary bonus resulting from profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties of $387,742 and $131,824 for fiscal 2008 and 2007 respectively.

(4)

Non-equity incentive plan compensation for Mr. Rosenvall consists of discretionary bonus which is dependent upon completion of certain engineering projects of $125,000 and $131,250 for fiscal 2008 and 2007 respectively. Non-equity incentive plan compensation for Mr. Rosenvall also consists of a non-discretionary bonus dependent upon net dollar volume of contracts written and non-GAAP pre-tax operating income of $14,551 and $12,500 for fiscal 2008 and 2007 respectively.

(5)

All other compensation for Mr. Danks consists of an automobile allowance of $14,400 for each of fiscal year 2008 and 2007 respectively and Company subsidized health insurance premiums of $11,354 and $10,542 for fiscal 2008 and 2007 respectively.

(6)

All other compensation for Mr. Robert Lewis consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(7)

All other compensation for Mr. Brandon Lewis consist of a one-time payment of $375,000 in fiscal 2007 in exchange for his agreement to enter into non-compete and non-solicitation clauses in his employment agreement which was executed on July 3, 2007 and effective April 1, 2007. All other compensation partially consists of an automobile allowance of $14,400 for each of fiscal 2008 and 2007 respectively. The remainder of all other compensation for Mr. Brandon Lewis consists of matching contributions to the Company’s 401(k) plan, Company subsidized health insurance premiums and other miscellaneous benefits, none of which exceeded $10,000.

(8)

All other compensation for Mr. Rosenvall consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

Grants of Plan-Based Awards

The table below provides information about non-equity based and equity-based plan awards granted to the NEO’s for the fiscal year ended June 30, 2008.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)
Donald Danks		––	––			––	––	––

Brandon Lewis	7/20/2007					50,000	$24.43	$539,418
	7/1/2007	––	400,000	400,000	(3)
	7/1/2007	––	500,000	800,000	(4)

Robert Lewis	7/20/2007					27,000	$24.43	$291,286
	7/1/2007	––	60,000	60,000	(3)
	7/1/2007	––	11,000	12,000	(5)
	7/1/2007	––	26,000	29,000	(6)
	7/1/2007	––	24,000	24,000	(7)

David Rosenvall	7/20/2007					25,000	$24.43	$269,709
	7/1/2007	––	125,000	125,000	(8)
	7/1/2007	––	25,000	25,000	(3)

———————

(1)

These options vest monthly over three years and have a four-year life.

(2)

Amounts represent the full grant date fair value of the award computed in accordance with SFAS No. 123(R).

(3)

Amounts represent non-discretionary, non-equity incentive plan awards dependent upon Company operating performance criteria. The amount of non-equity incentive compensation plan award actually earned for fiscal 2008 appears in the Summary Compensation Table for this year.

(4)

Amount represents non-discretionary, non-equity incentive plan awards resulting from profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties. The amount of non-equity incentive compensation plan award actually earned for fiscal 2008 appears in the Summary Compensation Table for this year.

(5)

Amount represents non-discretionary, non-equity incentive plan awards dependent upon customer service statistics. The amount of non-equity incentive compensation plan award actually earned for fiscal 2008 appears in the Summary Compensation Table for this year.

(6)

Amount represents non-discretionary, non-equity incentive plan awards dependent upon customer satisfaction statistics. The amount of non-equity incentive compensation plan award actually earned for fiscal 2008 appears in the Summary Compensation Table for this year.

(7)

Amount represents discretionary, non-equity incentive plan awards dependent upon completion of certain accounting/finance and human resource projects. The amount of non-equity incentive compensation plan award actually earned for fiscal 2008 appears in the Summary Compensation Table for this year.

(8)

Amount represents discretionary, non-equity incentive plan awards dependent upon completion of certain engineering projects. The amount of non-equity incentive compensation plan award actually earned for fiscal 2008 appears in the Summary Compensation Table for this year.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the holdings of stock options by the NEOs as of June 30, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Don Danks	––	––		––	––	––

Robert Lewis	28,333	1,667	(2)	––	9.10	8/11/2008
	15,972	9,028	(3)	––	13.00	7/1/2009
	8,250	18,750	(1)	––	24.43	7/20/2011

Brandon Lewis	47,222	2,778	(2)	––	9.10	8/11/2008
	31,946	18,054	(3)	––	13.00	7/1/2009
	11,172	––		––	23.50	9/29/2009
	6,875	––		––	7.50	1/4/2011
	6,875	––		––	10.00	1/4/2011
	6,875	––		––	2.50	1/4/2011
	6,875	––		––	5.00	1/4/2011
	15,278	34,722	(1)	––	24.43	7/20/2011
	30,556	––		––	1.50	12/19/2012

David Rosenvall	15,972	9,028	(3)	––	13.00	7/1/2009
	3,500	––		––	25.00	9/1/2009
	2,000	––		––	35.00	11/30/2009
	3,750	––		––	35.00	11/30/2009
	2,000	––		––	92.50	12/23/2009
	7,639	17,361	(1)	––	24.43	7/20/2011
	2,000	––		––	1.50	12/19/2012

———————

(1)

Remaining unexercisable options vest on July 20, 2011.

(2)

Remaining unexercisable options vest ratably on a monthly basis through August 11, 2008.

(3)

Remaining unexercisable options vest ratably on a monthly basis through July 1, 2009.

Option Exercises and Stock Vested

During fiscal year 2008, our NEOs exercised stock options as outlined below:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Don Danks	––	––	––	––
Robert Lewis	694	$12,131	––	––
Brandon Lewis	45,833	$378,498	––	––
David Rosenvall	30,556	$116,319	––	––

Equity Compensation Plan Information

The following table presents information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under existing equity compensation plans at June 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	804,417	$14.68	1,053,099

Equity compensation plans not approved by security holders	––	––	––
Total	804,417	$14.68	1,053,099 (1)

———————

(1)

During the three months ended September 30, 2008, we issued 108,000 restricted common shares to directors, NEO’s and employees. During the three months ended September 30, 2008, 70,530 stock options were forfeited by NEO’s. Consequently, as of September 30, 2008, we had 1,015,629 common shares available for issuance under the Plan.

Potential Payments upon Termination or Change-in-Control

Severance Arrangements. Our employment agreement with Brandon Lewis, our President and Chief Operating Officer, provides that he will receive severance payments upon our termination of his employment (other than a termination for “cause”). The severance payments include continuation of the annual base salary for one year from the date of termination of employment and an amount equal to his bonus for the previous 12 months.

The information below describes and quantifies certain payments or benefits that would have been payable under Mr. Brandon Lewis’s employment agreement if his employment had terminated involuntarily without cause on June 30, 2008. These benefits are in addition to benefits generally available to all of our salaried employees in connection with a termination of employment such as distributions from the 401(k) Plan, the opportunity to continue to purchase disability and life insurance benefits, and the value of employee-paid group health plan continuation coverage under COBRA.

Name	Severance Pay	Prior Twelve Month Quarterly Bonus	Total
Brandon Lewis	$400,000	$ —	$400,000

Acceleration of Vesting of Options and Other Stock Awards upon Change in Control. All outstanding stock options become fully vested upon a “change in control,” without regard to whether the NEO terminates employment in connection with or following the change in control.

The following table shows for each NEO the intrinsic value of his unvested stock options as of June 30, 2008 that would have been accelerated had a change in control occurred on that date, calculated by multiplying the number of underlying shares by the closing price of our stock on the last trading day of fiscal 2008 ($11.84 per share) and then subtracting the applicable option exercise price:

Name	Options ($) (1)	Total
Donald Danks	$––	$––
Robert Lewis	$4,568	$4,568
Brandon Lewis	$7,612	$7,612
David Rosenvall	$––	$––

———————

(1)

The number of shares subject to unvested options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

If a change in control results in acceleration of vesting of an NEO’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds 2.99 times the NEO’s average W-2 compensation from Company employment for the five taxable years preceding the year of the change in control (the “Base Period Amount”), the acceleration would result in an excess parachute payment under Code Section 280G. An NEO would be subject to a 20% excise tax under Code Section 4999 on any such excess parachute payment and we would be unable to deduct the excess parachute payment.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors on March 23, 2004 and amended and restated on August 9, 2006, the Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors' judgments about the quality of our accounting policies and practices, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities. Currently the Audit Committee is comprised of Messrs Goergen, Kamm and Williams. The Board of Directors has determined that each of these persons is independent. The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, policies and internal controls. The Company’s independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the fair presentation of such financial statements in accordance with U.S. generally accepted accounting principles.  The Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent auditors; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of auditors to the full board of directors.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended June 30, 2008 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the Audit Committee received written confirmation, in accordance with standards of the Public Company Accounting Standards Board, and discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provisions of non-audit services to us is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, policies and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board or that our auditors meet the standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2008.

Members of the Audit Committee of the Board of Directors

Robert Kamm, Chairman

Todd Goergen

David Williams

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 is enclosed herewith. Additional copies of such report are available upon request. For additional copies please write to 754 E. Technology Avenue, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Stockholder Proposals for Action at Our Next Annual Meeting

Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2009 must send the proposal to our Secretary. The proposal must be received by our Secretary, at our offices, no later than June 9, 2009 in order to be included in our proxy statement. Such proposals should be addressed to the Corporate Secretary, iMergent, Inc., 754 East Technology Avenue, Orem, Utah 84097. If a stockholder proposal is introduced at the 2009 Annual Meeting of Stockholders without any discussion of the proposal in our proxy statement, and the stockholder does not notify us on or before 45 days before the date the proxy is mailed or sent, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by us for the 2009 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

Our bylaws require stockholders to give advance notice of any matter stockholders wish to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The required notice must be received at our principal executive offices not less than 30 days nor more than 60 days prior to the annual meeting, unless less than 40 days’ notice of the date of the annual meeting is given to stockholders, in which case the required stockholder notice must be given no later than ten days following the date notice is given of the annual meeting. The chairman of the meeting has the discretion to determine and declare any matter not complying with the foregoing notice provisions to be not properly brought before the meeting.

Other Matters

As of the date of this statement, our Board of Directors does not intend to present and has not been informed that any other person intends to present a matter for action at the meeting other than as set forth herein and in the Notice of Meeting. If any other matter properly comes before the meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of our common stock held of record and will reimburse such persons for forwarding such material. We will pay the costs of this solicitation of proxies.

***

By Order of the Directors

/s/ JEFFREY G. KORN
Jeffrey G. Korn Secretary

Dated:  October 7, 2008

VOTING INSTRUCTIONS IMERGENT, INC. Proxy for the Annual Meeting of Stockholders to be held on November 19, 2008
CONTROL ID:	XXXXX
PROXY ID:	XXXXX
PASSWORD:	XXXXX

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT FOR THIS MEETING UNDER THE RULES OF THE NYSE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC INSTRUCTIONS. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY FOR ONE OR MORE OF THE MATTERS MAY BE GIVEN AT THE DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING, ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY FOR ONE OR MORE OF THE MATTERS,  PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND THE MATTER(S) BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES.  IF THESE TWO REQUIREMENTS ARE MET, AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING USED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN ON THOSE MATTERS, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE. IF YOUR SECURITIES ARE HELD IN THE NAME OF A BANK, WE REQUIRE YOUR INSTRUCTIONS ON ALL MATTERS TO BE VOTED ON AT THE MEETING.

(CONTINUED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by fax, please DO NOT mail your proxy card.
VOTE BY MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
VOTE BY FAX: Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
VOTE BY INTERNET: http://www.iproxydirect.com

PROXY CARD IMERGENT, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMERGENT, INC. November 19, 2008

☒  Please mark your votes as in this example.

MARK HERE FOR ADDRESS CHANGE   □

New Address (if applicable):

_______________________________________________________

_______________________________________________________

_______________________________________________________

			FOR ALL	FOR ALL EXCEPT	WITHHOLD ALL
Proposal 1:	Election of the following persons to serve as directors of the company, to serve for TWO years or until their successors are duly elected and qualified:	à	☐		☐
	(1) Todd Goergen Class I - 2010			☐		CONTROL ID:	XXXXX
	(2) Donald Danks Class I - 2010			☐		PROXY ID:	XXXXX
	(3) David Williams Class I - 2010			☐		PASSWORD:	XXXXX

			FOR	AGAINST	ABSTAIN
Proposal 2:	Ratification of the appointment of Tanner LC as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2009.	à	☐	☐	☐

Proposal 3:	Adopt a policy that independent Directors shall serve on the Board of Directors for no more than ten (10) years.	à	☐	☐	☐

	The Board of Directors recommends a vote FOR Proposals 1 and 2, and AGAINST on Proposal 3.			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

The undersigned stockholder of IMERGENT, INC. hereby appoints Donald Danks and Jeffrey Korn, and each of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on September 26, 2008, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders (“Meeting”) to be held Wednesday, November 19, 2008, at 299 South Main, Suite 1400, Salt Lake City, Utah, 84111 commencing at 12:00 p.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein.  If no designation (i.e. “For,” “Withheld,” “Against” or “Abstain”) is made, the proxies named above hereof intend to vote the shares to which this proxy relates “For” Items 1, 2 and “Against” Item 3.  The proxies will vote in their discretion on any other matters properly coming before the Meeting.  The signer hereby revokes all proxies heretofore given by the signer to vote at the Meeting or any adjournment or postponement thereof.

Dated: ________________________, 2008

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)